UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

(Date of report)	September 18, 2006
(Date of earliest event reported)	September 18, 2006

TC PipeLines, LP

(Exact name of registrant as specified in its charter)

Delaware	000-26091	52-2135448
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

110 Turnpike Road, Suite 203, Westborough, Massachusetts

(Address of principal executive offices)

01581

(Zip Code)

(508) 871-7046

(Registrant’s telephone number, including area code)

Not Applicable

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On September 18, 2006, TC PipeLines, LP (the “Partnership”) issued a press release announcing that Northern Border Pipeline Company (“Northern Border”) filed a stipulation and agreement that documents the settlement in Northern Border’s pending rate case with the Federal Energy Regulatory Commission (“FERC”).  A copy of the press release is furnished and attached as Exhibit 99.1 hereto and is incorporated herein by reference.

In accordance with General Instruction B.2. of Form 8-K, the information in this report and Exhibit 99.1 hereto are being furnished and are not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not otherwise subject to the liabilities of that section.  Accordingly, the information in this report and Exhibit 99.1 hereto will not be incorporated by reference into any filing made by TC PipeLines, LP under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 8.01	Other Events.

As required by the provisions of the settlement of Northern Border’s last rate case, on November 1, 2005, Northern Border filed a rate case with the FERC.  As a result of extensive settlement negotiations, on September 18, 2006, Northern Border filed a stipulation and agreement which documents the settlement in Northern Border’s pending rate case.  The settlement was reached between Northern Border and participant customers, and is supported by the FERC trial staff.

The settlement establishes maximum long-term rates and charges for transportation on Northern Border’s system.  Beginning in 2007, overall rates will be reduced, compared with rates prior to the filing, by approximately 5 percent for the full transportation route from Port of Morgan, Montana to the Chicago area. The previous charge of approximately $0.46 per dekatherm  (Dth) will be approximately $0.44 per Dth effective January 1, 2007.  The factors used in calculating depreciation expense for transmission plant are being increased from the current 2.25 percent to 2.40 percent.  The settlement also provides for seasonal rates for short-term transportation services.  The settlement includes a three-year moratorium on filing rate cases and participants challenging these rates, and requires that Northern Border file a rate case within six years.

After a comment period, the stipulation and agreement describing the settlement is expected to be certified by the administrative law judge presiding over the case and provided to the FERC for approval.  The approval process is expected to be completed by late 2006.  If certified and approved as presented, Northern Border advises that the settlement is not expected to have a material effect on Northern Border’s 2006 results.

FORWARD-LOOKING STATEMENTS

The statements in this current report news release may include forward-looking statements regarding future events and the future financial performance of TC PipeLines, LP. Words such as “believes,” “expects,” “intends,” “forecasts,” “projects,” and similar expressions identify forward-looking statements. All forward-looking statements are based on the Partnership’s current beliefs as well as assumptions made by and information currently available to the Partnership. These statements reflect the Partnership’s current views with respect to future events. The Partnership assumes no obligation to update any such forward-looking statement to reflect events or circumstances occurring after the date hereof. Important factors that could cause actual results to materially differ from the Partnership’s current expectations include regulatory decisions, particularly those of the Federal Energy Regulatory Commission and the Securities and Exchange Commission, the ability of Northern Border Pipeline to recontract its available capacity at maximum rates, operational decisions of Northern Border Pipeline’s operator, the failure of a shipper on either one of the Partnership’s pipelines to perform its contractual obligations, cost of acquisitions, future demand for natural gas, overcapacity in the industry, and other risks inherent in the transportation of natural gas as discussed in the Partnership’s filings with the Securities and Exchange Commission, including the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2005 and as subsequently updated under PART II Item 1A of our quarterly reports on Form 10-Q.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Number	Description of Exhibit
99.1	Press Release dated September 18, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TC PipeLines, LP
By: TC PipeLines GP, Inc.,
its general partner

	By:	/s/ AMY W. LEONG
Date: September 18, 2006	Amy W. Leong
Controller

EXHIBIT INDEX

Number	Exhibit
99.1	Press Release dated September 18, 2006.